NON-COMPETE AMENDMENT

This NON-COMPETE AMENDMENT (this "Amendment"), is entered into between Abercrombie & Fitch Management Co., a Delaware corporation (the "Company"), and Fran Horowitz (the "Executive") as of the execution date by the Company below (the "Effective Date").

WHEREAS, the Company and the Executive entered into an Agreement dated as of May 10, 2017 (the “Prior Agreement”) that sets forth the terms under which the Executive may be entitled to receive severance benefits upon the occurrence of certain events;

WHEREAS, the non-competition provision of the Prior Agreement includes references to the Victoria’s Secret (“VS”) and Bath & Body Works (“BBW”) divisions of L Brands Inc., but the VS and BBW businesses have since become separate publicly traded companies, with L Brands Inc. no longer in existence; and

WHEREAS, the Company and the Executive desire to update the non-competition provision of the Prior Agreement to reflect the current status of the VS and BBW businesses;

NOW, THEREFORE, in consideration of Executive’s continued employment, the Company and the Executive hereby agree as follows:

1.Amendment to “Appendix A” as Referenced in Section 6(d) of the Prior Agreement: Appendix A, as referenced in Section 6(d) of the Prior Agreement, is hereby replaced and updated as follows:

APPENDIX A
(all current and future (as described in Section 6(d) of the Agreement) subsidiaries, divisions, and affiliates of the entities below)
American Eagle Outfitters, Inc.	Gap, Inc.
J. Crew Group, Inc.	Pacific Sunwear of California, Inc.
Urban Outfitters, Inc.	Aeropostale, Inc.
Polo Ralph Lauren Corporation	Ascena Retail Group
Lululemon Athletica, Inc.	Levi Strauss & Co.
Victoria’s Secret & Co.	Express, Inc.
Bath & Body Works, Inc.	Under Armour, Inc.
Nike, Inc.	Amazon.com, Inc.

IN WITNESS HEREOF, the undersigned has hereto set their hand dated as of November 5, 2021.

/s/ Fran Horowitz
Fran Horowitz

IN WITNESS HEREOF, the undersigned has hereto set their hand dated as of November 5, 2021.

/s/ Gregory J. Henchel
Gregory J. Henchel
Executive Vice President, General Counsel and Corporate Secretary
Abercrombie & Fitch Co.

Schedule to Exhibit 10.1

The following executive officers of Abercrombie & Fitch Co. are each party to a Non-Compete Agreement with Abercrombie & Fitch Management Co. substantially identical to that entered into between Abercrombie & Fitch Management Co. and Fran Horowitz effective as of November 5, 2021.

Name of Executive Officer	Date of Execution by Executive Officer	Date of Execution by Abercrombie & Fitch Management Co.
Scott Lipesky	November 5, 2021	November 8, 2021
Kristen Scott	November 5, 2021	November 8, 2021
Gregory J. Henchel	November 6, 2021	November 9, 2021
Samir Desai	November 7, 2021	November 8, 2021